UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

FBR & Co.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 2, 2016, Voce Capital Management LLC issued a press release attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Exhibit 1

ISS ENDORSES ALL VOCE NOMINEES FOR FBR’S BOARD

Recommends FBR Shareholders Vote on the BLUE Proxy Card to Elect Voce’s Highly Qualified Nominees Jarl Berntzen, Michael J. McConnell and J. Daniel Plants

ISS Concludes that FBR has “Not Been Able to Implement a Successful Growth Strategy under Current Management”

ISS Agrees with Voce that “The Main Problem to be Addressed is the Company's Strategy,” Citing Failure to Adequately Develop Beyond Core Sectors or in Advisory Business

ISS Finds that Voce Nominees Have the Right Mix of Investment Banking and Public Company Board Experience to Address Strategy, Independence and Governance Concerns at FBR

New York (June 2, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.2% of FBR & Co. (Nasdaq: FBRC) (“FBR” or the “Company”), today announced that Institutional Shareholder Services (ISS), the leading independent proxy voting advisory firm, has recommended that FBR shareholders vote on the BLUE proxy card to support all of Voce’s independent nominees, Jarl Berntzen, Michael J. McConnell and J. Daniel Plants.

To follow the ISS recommendation, FBR shareholders “DO NOT VOTE” on the Company’s white proxy card.

In reaching its written conclusion, ISS cited evidence of serious strategic and governance issues at FBR, including failed growth initiatives and a lack of independence demonstrated by FBR’s Board. ISS analyzed detailed presentations and met with both sides to hear their positions and considered, among other things, the significant market underperformance experienced under the current FBR Board, as well as the strong experience and qualifications of Voce’s nominees. ISS concluded that shareholders should vote on the BLUE proxy card, saying:

“The issue at hand…is whether the company, in the years since the turnaround was completed, has continued to develop toward its fullest potential. On that question the financial statements seem clear: the company has not been able to implement a successful growth strategy since the turnaround was completed. An initial improvement in 2013 has, by now, ossified into peak performance; the subsequent decline in operating metrics appears to be linked to FBR's dependency on the capital raising business in its core sectors, as management was not able to fully develop its presence in other sectors or the advisory business, and thus unable to either diversify or stabilize revenues. Returns to shareholders over the last three years, accordingly, have materially underperformed peers – and this underperformance was only mitigated after the dissident announced it would run a proxy contest, which suggests that other investors also believed the company was in need of an intervention. As such, the dissident appears to have made a compelling case that change is warranted.”

ISS further stated:

“The dissident made a compelling case that change at the board level is warranted. The main problem to be addressed is the company's strategy. Instead of focusing in its core sectors, in which FBR has strong brand recognition and could develop its advisory business, management decided to focus its efforts to develop its capital raising business in new sectors, some of which FBR has no brand recognition. The decline in revenues [over the past two years] suggests that this was not a successful strategy.”

Addressing the qualifications of Voce’s independent nominees, and particularly their ability to be effective agents of change at FBR, ISS concluded:

“Both Plants and Berntzen, who have operational experience in middle market investment banks, would seem to be appropriate additions, as these two nominees have both the independence from current management and the professional experience to evaluate the weaknesses in the current strategy and its execution, and help guide a refreshed board in exploring alternatives that might more directly address the troubling decline in revenue since the turnaround was completed. Additionally, the board might benefit from adding McConnell, whose long and diverse experience as a director of other public companies might more directly address not just questions about independence but also some of the other governance concerns, including transparency and clear delineation of risks to public shareholders, the dissident has raised.”

Voce commented on the ISS recommendation, stating:

“We are extremely pleased with this comprehensive endorsement from ISS, which fully corroborates what we have been saying for months: Strategic, operational and governance changes are urgently needed at FBR. In our view, ISS’s detailed analysis lays bare FBR’s failed strategy and severe underperformance, and finds that fresh perspectives in the Boardroom are necessary to create long-term value for all shareholders.”

Further focusing on the need for more independence in the Boardroom at FBR, ISS stated:

“Unaffiliated shareholders might investigate, for example, whether the company's backsliding performance since the turnaround was completed in 2012 is evidence that there may be an independence challenge within the boardroom. Certainly, given the board's apparent support for management's assertions that it couldn't harvest value from the healthcare resurgence last year because it has too slight a presence in the sector – while ignoring its acquisition of Lazard's healthcare banking practice, and management's failure to make that acquisition work – suggests more independence in the boardroom might be good for the business.”

Finally, on the issue of current lead director Arthur Reimers and his potential conflicts of interest involving his investment in Crestview Partners while Crestview was receiving millions of dollars in cash fees from FBR, and engaging in negotiated transactions with FBR’s Board in the Company’s equity, ISS noted:

“For a director to have participated in any discussions of business transactions in which he or she might have benefitted is in and of itself material to public shareholders' appraisal of that director's ability to act unequivocally in the best interests of the shareholders he or she represents.”

Voce offered the following concluding statement: “We believe that ISS’s ultimate conclusion that FBR’s strategic and operational failings are directly related to corporate governance shortcomings is entirely correct. After examining the qualifications and skills of our nominees, ISS agreed with us that they possess the investment banking advisory and public company board experience that can help maximize value for FBR shareholders by revitalizing FBR’s Board and the crucial role that truly independent oversight plays in a public company. We look forward to continuing to make our case to shareholders in advance of the Annual Meeting.”

About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Media Contact:
Sloane & Company
Dan Zacchei/Joseph Germani
(212) 486-9500

Investor Contact:
Georgeson LLC
David S. Drake, President
(212) 440-9861